UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2019
FIRST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	000-16759	35-1546989
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Financial Plaza
Terre Haute, Indiana 47807
(Address of Principal Executive Offices, including Zip Code)
(812) 238-6000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics
On February 5, 2019, the Corporation's Board of Directors approved and adopted certain amendments to the Code of Business Conduct and Ethics (the "Code") attached hereto as Exhibit 14.1 and which will also be available on the Corporation's website at http://investor.first-online.com/govdocs. The Code is applicable to all officers, directors and employees of the Corporation, including but not limited to the Corporation's principal executive officer, principal financial officer, and principal accounting officer. The Code was amended to improve readability and more clearly communicate the Corporation's expectations regarding high standards of integrity and honest and ethical conduct. The amendments to the Code do not materially change the responsibilities and obligations that applied previously.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits
14.1Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By /s/ Rodger A. McHargue
Dated: February 8, 2019	Rodger A. McHargue
Treasurer and CFO
(Principal Financial Officer)